                                                                 Exhibit 10.26

29th day of December 1989



                          Tag Investment and Property
                                Company Limited

                                      and

                                    MBS PLC



                         -----------------------------

                               DEED OF VARIATION

                         -----------------------------




(SEAL)

H.M. LAND REGISTRY
TITLE No. Bk239395
NOTICE REGISTd. 23 February 1990

THIS Deed of Variation is made the 29th day of December One thousand nine hundred and eighty nine BETWEEN Tag Investment and Property Company Limited whose Registered Office is at Georgian House, 63 Coleman Street, London EC2R 5[illegible]B (hereinafter called "the Lessor") of the one part and MBS PLC whose Registered Office is at 1 Whittle Parkway, Slough, Berkshire, SL1 6BL (hereinafter called "the Lessee") of the other part.

WHEREAS:-

1. By a Lease made on the 19th day of December 1985 between Higgs and Hill Developments Limited (as lessor) and Micro Business Systems PLC (as lessee) all that piece or parcel of land known as 176 Bath Road, Slough, Berkshire was demised unto the lessee at the rent and upon the terms and conditions more particularly set out therein for a term of 25 years commencing on the 25th day of December 1985.

2. On the 23rd day of June 1987 Micro Business Systems PLC changed its name to MBS PLC.

3. The reversion immediately expectant on the term granted by the said Lease is now vested in the Lessor.

4. Clause 3(19) of the said Lease provided, inter alia, that the Lessee would not use or permit the demised premises to be used otherwise than as a light industrial building as defined by Class III of the Schedule to the Town & Country Planning (Use Classes) Order 1972 for high technology uses with ancillary office and associated car parking.

5. On the 22nd day of March 1989 Slough Borough Council as the Local Planning Authority under the Town & Country Planning Acts granted permission for the change of use of the premises demised by the said Lease to B1 Business as defined in Part B of the Schedule to the Town and Country Planning (Use Classes) Order 1987.

6. The Lessee is desirous of using the demised premises [illegible] offices and has requested and the Lessor has consented to variation of the said Lease.

7. The Lessor and the Lessee have agreed to enter into this Deed for the purpose of varying the said Lease upon the terms hereinafter set out.

NOW THIS DEED WITNESSETH as follows:-

1. On and with effect from the date hereof the words "otherwise than as an office falling within Class B1 Business of Part [illegible] of the Schedule to the Town and Country Planning (Use Classes) Order 1987 with associated car parking" shall be substituted for the words "otherwise than as a light industrial building as defined by Class III of the Schedule to the Town and Country Planning (Use Classes) Order 1972 for high technology uses or such other uses within the said Class III as the Lessor shall approve (such approval not to be unreasonably withheld) with ancillary office and associated car parking" in Clause 3(19) of the said Lease.

2. Subject to the variation provided for by Clause 1 hereof the said Lease is in all other respects hereby expressly ratified and confirmed.

3. No representation or warranty is or has prior to the date hereof been given or made by or on behalf of the Lessor that the use of the demised premises for the purpose specified in Clause 3(19) (as amended by the provisions of Clause hereof) of the said Lease is of will be or will remain permitted use under the Town and Country Planning Acts or that the demised premises are or will remain otherwise fit for any such use.

4. Nothing herein contained shall operate or be deemed to operate as a waiver by the Lessor of any breach by the Lessee of any covenant condition agreement or obligation of the Lessee under the said Lease.

5. The Lessee shall forthwith give notice to Slough Borough Council as the Local Planning Authority of the change of use of the premises demised by the said Lease.

6. Without prejudice to the generality of the covenants conditions agreements and obligations of the Lessee under the said Lease the Lessee hereby expressly covenants with the Lessor to execute at the Lessee's own expense all such works as are directed or required to be carried out by Slough Borough Council as a condition of the grant of permission on the 22nd day of March 1989 for the change of use of the premises demised by the said Lease to B1. Business.

IN WITNESS whereof the Lessor and the Lessee have caused their respective Common Seals to be hereunto affixed the day and year first above written

The Common Seal of Tag  )
Investment and Property )
Company Limited was     )
hereunto affixed in the )
presence of:-           )



                  /s/ [ILLEGIBLE]               /s/ [ILLEGIBLE]

                  Director                      Secretary





The Common Seal of MBS PLC )
was hereunto affixed in    )
the presence of:-          )



                  Director                      Director/Secretary

                                                                 Exhibit 10.26


                                    Dated                                  198
                                  -------------------------------------------

                                       HIGGS & HILL DEVELOPMENTS LIMITED

                                                       to

                                           MICRO BUSINESS SYSTEMS PLC

                                  -------------------------------------------
                                                  Counterparty
                                                     LEASE
                                                       of
                                              476 Bath Road Slough
                                                   Berkshire

                                  -------------------------------------------

                                        Wilkinson Kimbers,
                                        Hale Court,
                                        Lincoln's Inn,
                                        London.
                                        WC2A 3UW

THIS LEASE made the             day of                One thousand nine hundred
and eighty BETWEEN HIGGS AND HILL DEVELOPMENTS LIMITED whose registered office is at Crown House Kingston Road New Malden Surrey (hereinafter called "the Lessor") of the one part and MICRO BUSINESS SYSTEMS PLC whose registered office is at St. Mary Abchurch House 123 Cannon Street London EC4N 5AX (hereinafter called "the Lessee") of the other part

WITNESSETH as follows:-

1. (a) UNLESS the context otherwise requires the following expressions bear the meanings ascribed to them as follows:-

      "The Lessor" means the estate owner of the reversion immediately expectant on the term hereby granted

      "The Lessee" includes the Lessee's successors in title and assignees

      "The demised premises" means the land described in the Schedule hereto and each and every part thereof together with the buildings now or hereafter erected or in the course of erection thereon or on any part thereof and includes all additions alterations and improvements thereto and the Lessor's fixtures and fittings therein or thereon

      "A Wing" means either of the two sections of the building forming part of the demised premises which are separated by the central internal staircase within the said building and comprising in each case the whole of the occupiable accommodation within the ground and first floors thereof

      "A primary sub-lettable portion" means the whole of a wing

      "A secondary sub-lettable portion" means the whole of one floor of the occupiable accommodation within a wing at either ground floor level or first floor level

      "The term" means the term hereby granted (which shall be computed for all purposes from the date of commencement specified in Clause 2 hereof) together with any period of extension thereof or of any holding over whether by statute or at common law

      "The term commencement date" means 25th December 1985

      "the rent commencement date" means 1st September 1986

      "The Town and Country Planning Acts" means the Town and Country Planning Acts 1971 to 1977 and the Local Government Planning and Land Act 1980 and any Act or Acts for the time being in force amending or replacing the same and includes any order instrument regulation direction or plan made or issued thereunder or deriving validity therefrom and any future legislation or items such as aforesaid of a like nature or effect

      "The prescribed rate" means the rate of interest which is from time to time Three pounds per centum per annum above either:

      (a)   the base lending rate of National Westminster Bank PLC in force or

      (b) if at any time no such base lending rate exists such rate as shall be substituted for it

      Provided that if there shall be no such substituted rate the said expression shall mean such rate of interest as shall be agreed between the Lessor and the Lessee as being reasonable in all the circumstances and failing such agreement such rate as shall be determined by a Surveyor appointed on the application of the Lessor by the President (or some other officer if the President is unable to act) for the time being of the Royal Institution of Chartered Surveyors for any successor to that Institution) who shall act as an arbitrator pursuant to the Arbitration Act for the time being in force

      "These presents" means this Lease and includes any instrument supplemental hereto

      (b) Unless the context otherwise requires this Lease shall be construed so that where there is more than one person for the time being included in the expression "the Lessee" covenants and obligations at any time expressed to be made or assumed by the party in question are made and are to be construed as made by all such persons jointly and severally and covenants and obligations made or assumed by any party shall be binding on and enforceable against his personal representatives

2. IN consideration of the rent and covenants on the part of the Lessee and conditions hereinafter reserved and contained the Lessor HEREBY DEMISES unto the Lessee ALL THAT the demised premises together with the benefit of the rights referred to in the Property Register of Title number BK162355 TO HOLD the same unto the Lessee (subject to the covenants rights exceptions reservations and other matters referred to in Clause 3(36) hereof and to all other easements rights quasi-easements and privileges to which the demised premises are or may be subject) for the term of twenty-five YEARS commencing on and including the term commencement date YIELDING AND PAYING therefor during the term and so in proportion for any less time than a year FIRST the clear yearly rent of One hundred and eighty five thousand pounds ((pound)185,000.00) for the first five years of the term and thereafter that rent or any different substituted rents ascertained under the provisions of Clause 5 hereof (but so that the rent payable for the period between the term commencement date and the rent commencement date shall be a peppercorn) all such rents to be paid in advance without any deductions by equal quarterly payments on the usual quarter days (such payments if required by the Lessor to be made direct to the Lessor's bankers by periodical order drawn by the Lessee on the Lessee's bank or other account to reach the Lessor's bankers on the due date for payment of rent hereunder) the first payment being a proportionate amount in respect of the period from and including the rent commencement date to the quarter day next following the execution hereof to be made on the execution hereof and SECONDLY by way of additional yearly rent the amounts payable pursuant to the provisions of Clause 3(2) of this Lease

3. THE Lessee HEREBY COVENANTS with the Lessor as follows:

      (1) To pay the rents (including substituted rents ascertained under the provisions of Clause 5 hereof) and additional rents hereby reserved and made payable at the times and in manner aforesaid without any deductions and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

      (2) To pay to the Lessor on demand in each year during the term with effect from the date hereof:

      (a) a sum equivalent to the amount from time to time assessed by the Lessor's insurers as being payable by the Lessor by way of premium for keeping the demised premises and the Lessor's fixtures and fittings lifts boilers plant and machinery therein and architects' surveyors' engineers' and other professional fees (and value added tax thereon) and demolition and clearance expenses insured for an amount (estimated from time to time by the Lessor or its Surveyors) necessary to cover the full costs of rebuilding or reinstating the demised premises (including a due allowance for cost increases over the likely rebuilding period) against loss or damage by fire lightning explosion aircraft storm tempest flood and such other risks as the Lessor shall from time to time in its reasonable discretion deem desirable or expedient and

      (b) the amount from time to time assessed by the Lessor's insurers by way of premium as being payable by the Lessor for insuring the loss of rent of the demised premises for three years including the Lessor's Surveyor's estimate of such rent where a part of the period in respect of which loss of rent insurance has been effected by the Lessor is subsequent to a date or dates when the yearly rent payable hereunder falls to be reviewed pursuant to the provisions of Clause 5 hereof

      (3) To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or nonrecurring nature) which are now or may at any time hereafter be assessed charged levied or imposed upon or payable in respect of the demised premises or assessed charged levied or imposed upon or payable by any estate owner landlord tenant or occupier in respect thereof and also to pay and discharge and indemnify the Lessor against any empty rate rating surcharge or similar imposition which may whether during or after the expiration or sooner determination of the term be imposed in respect of the demised premises or any part thereof if and in so far as the same arises by reason of any failure to occupy the demised premises or any part thereof during the term

      (4) If at any time during the term the said rents or the additional rent or rents or any part or parts thereof or any other sums due hereunder from the Lessee to the Lessor shall remain unpaid for more than fourteen days after becoming payable (whether formally demanded or not) to pay to the Lessor interest upon the same at the prescribed rate calculated on a day to day basis (as well after as before any judgment) from the date upon which the same first became payable until the date of actual payment and such interest shall at the option of the Lessor be recoverable by action as rent in arrear PROVIDED that nothing herein contained shall entitle the Lessee to withhold or delay payment thereof after the date upon which payment first falls due or in any way prejudice affect or derogate from the rights and remedies of the Lessor hereon

      (5) Not withstanding anything else herein contained not to do any act matter or thing in respect of the demised premises or the interest of any party herein which involves directly or indirectly the Lessor in any fiscal liability

      (6) To deliver to the Lessor free of charge a copy of every notice order requisition direction or proposal given made or issued by a competent authority affecting the demised premises or the user of the demised premises as soon as the Lessee becomes aware thereof and at the request and cost of the Lessor to make or join in making such objections or representations against or in respect of any such notice order requisition direction or proposal as the Lessor shall deem expedient

      (7) To pay a fair proportion (to be determined by the Lessor's Surveyor whose decision shall be final) of the cost of making repairing and cleansing all party and other walls gutters sewers drains pipes conduits wires and cables roadways and pavements belonging to or used with the demised premises in common with adjoining or neighbouring premises all amounts due from the Lessee under this sub-clause being payable to the Lessor on demand and recoverable as rent arrears

      (8) In every third year of the term and in the last six months thereof (however determined) but not so that the Lessee shall have to redecorate in both the twenty fourth and twenty fifth years of the term to paint or otherwise treat as the case may require the whole of the outside woodwork ironwork metal work cement or stucco work (if any) and other external parts of the demised premises usually or requiring to be painted or otherwise treated with two good coats of best quality paint or other suitable material of the best quality in a proper and workmanlike manner and at the same times with every such painting to clean restore point and make good the external brickwork stucco and stonework of the demised premises all such works to be carried out to the reasonable satisfaction of the Lessor and the colours and patterns of all such works of painting and decorating to be previously approved in writing by the Lessor.

      (9) In every fifth year of the term and in the last six months thereof (however determined) to paint paper plaster or otherwise treat as the case may require all interior parts of the demised premises usually or requiring to be painted papered plastered or otherwise treated with not less than two coats of best quality paint or other suitable material of the best quality in a proper and workmanlike manner the colour and quality of the paint and other finishes in the last six months of the term to be first approved by the Lessor and also at the same times with every such painting to wash down all tiles glazed bricks and similar washable surfaces and make good all ornamental works and generally to redecorate throughout restoring and making good the demised premises

      (10) (a) To keep in good and substantial repair order and condition the whole of the demised premises (including the exterior the structure the walls the roofs and foundations thereof and any alterations additions or improvements to the demised premises) and the water ventilation sanitary and heating apparatus and the sewers drains and appurtenances thereof and the boundary walls and fences of the demised premises and to carry out from time to time whenever requisite all necessary reparations and rebuilding works and amendments whatsoever (regardless of the age or state or dilapidation of the buildings for the time being comprised in the demised premises) including any which may be rendered necessary by any latent or inherent defects in the demised premises

      (b) To keep the demised premises clean tidy and properly cleansed and in particular to clean the windows therein and external cladding therein as often as occasion shall require

      (c) To keep the open areas of the demised premises clean and tidy and to maintain the trees and shrubs thereon

      (11) To pay all expenses (including without prejudice to the generality thereof Solicitors' Counsel's Architects' Surveyors' and Bailiffs' fees and other professional costs) which may be incurred by the Lessor:-

      (a) In or in contemplation of any proceedings under Section 146 or 147 of the Law of Property

      Act 1925 or any statutory modification or re-enactment thereof for the time being in force or the preparation and service of any notice under those Sections notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

      (b) In respect of any application for any consent or the approval of any deed or document required under the terms of this Lease (whether or not such consent or approval shall be granted)

      (c) In the recovery or attempted recovery of arrears of rent and additional rent due from the Lessee hereunder

      (d) In preparing and serving a schedule of dilapidations at any time during the term or within a reasonable time after its expiration or determination

      (12) To yield up unto the Lessor at the expiration or sooner determination of the term so painted treated repaired cleansed maintained amended and kept as aforesaid the demised premises and the keys and all additions and improvements made thereto in the meantime and all fixtures of every kind in or upon the demised premises or which during the term may be affixed or fastened to or upon the same except tenant's or trade fixtures and in accordance also with the covenants and conditions contained or imposed in or by virtue of any licence granted by the Lessor hereunder and prior to the expiration or sooner determination of the term in case any of the Lessor's fixtures and fittings shall be missing broken damaged or destroyed forthwith to replace them with others of a similar character and of equal value and in the event of any alterations having been made during the term to the demised premises to reinstate the demised premises (if and as so required by the Lessor) to the condition in which they were prior to the making of such alterations and in any event to remove any moulding sign writing or painting of the name or business of the Lessee and other persons from the demised premises and make good any damage caused to the demised premises by such removal or removal of the Lessee's fixtures fittings furniture and effects

      (13) To permit the Lessor and its agents with or without workmen and others at any reasonable time or times by prior arrangement with the Lessee to enter and examine the demised premises to ensure that nothing has been done therein which constitutes a breach of any of the covenants contained in these presents and to examine the state and condition of the demised premises

      (14) Duly and immediately to remedy repair and make good all breaches of covenant and defects of which notice in writing shall be given by the Lessor to the Lessee and which the Lessee shall be liable to remedy repair or make good under the covenants contained in these presents And in case the Lessee shall make default in so doing within two months after the date of any such notice it shall be lawful (but not obligatory) for the Lessor without prejudice to the right of re-entry hereinafter contained to enter upon the demised premises and to remedy repair and make good the same at the cost of the Lessee which cost together with the expenses of the Lessor (including Surveyors' and other professional fees) thereby incurred shall be a debt due from the Lessee to the Lessor and be forthwith recoverable by action

      (15) To permit the Lessor and its agents at any reasonable time or times by prior arrangement with the Lessee to enter the demised premises and to take schedules or inventories of the fixtures and things to be yielded up at the expiration or sooner determination of the term

      (16) To permit the Lessor and all persons authorised by it and their agents and workmen and the owners and occupiers of any adjoining or neighbouring premises or their respective agents and workmen at any reasonable time or times by prior arrangement with the Lessee save in the case of emergency and then immediately to enter upon the demised premises for executing repairs additions or alterations to or upon any adjoining or neighbouring premises or for building on land adjoining the demised premises or for laying constructing repairing maintaining renewing making connections with or cleansing or keeping in good order and condition all pipes drains channels watercourses sewers wires cables gutters ditches culverts fences or other conveniences which shall belong to or serve the demised premises in common with other premises or be in or upon the demised premises and also for the purpose of laying down maintaining repairing renewing and testing drainage gas and water pipes and electric wires or cables or for other similar purposes the persons entering making good all damage thereby occasioned to the demised premises

      (17) (a) At all convenient hours in the daytime by prior arrangement with the Lessee to permit all prospective purchasers of or dealers in the Lessor's reversionary interest by order in writing of the Lessor or its agents to view the demised premises without interruption

      (b) To permit the Lessor or its agents at any time within six calendar months next before the expiration of the term to enter upon the demised premises and to fix and retain without interference upon any suitable part or parts thereof a notice board for re-letting the same and to permit all persons by order in writing of the Lessor or its agents to view the demised premises at all convenient hours by prior arrangement with the Lessee in the daytime without interruption

      (18) (a) Not to make or permit or suffer to be made any structural alterations additions or improvements to the demised premises

      (b) Not to make or permit or suffer to be made any non-structural alterations or additions to the demised premises without the prior written consent of the Lessor which (in the case of a proposed non-structural alteration or addition which in the opinion of the Lessor constitutes an improvement) shall not be unreasonably withheld save that the

      Lessors consent shall not be required to the erection removal and alteration of demountable partitioning

      (c) Not to make or permit or suffer to be made any alteration or addition to any electrical installation in or on the demised premises except in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the relevant electricity supply authority

      (19) Not to use or permit or suffer the demised premises to be used for any noisy noisome offensive or dangerous trade art manufacture business or occupation or for any illegal or immoral purpose nor to do or permit or suffer to be done on the demised premises any act matter or thing whatsoever which may be or in the opinion of the Lessor tend to become an annoyance nuisance damage disturbance inconvenience or to the prejudice of the Lessor or the owners or occupiers of any adjoining or neighbouring premises or the neighbourhood and without prejudice to the generality of the foregoing not to use or permit the demised premises to be used otherwise than as a light industrial building as defined by Class III of the

      (22) (a) Not to carry on or suffer upon the demised premises any trade business or occupation in any manner or do or suffer any other thing which may make void or voidable any policy for the insurance of the demised premises or any adjoining or neighbouring premises against fire or any other risk for the time being covered by the policy hereinafter referred to or render any increased or extra premium payable for such insurance And to comply at its own expense with all directions and recommendations of the insurers of the demised premises

      (b) To make up out of its own moneys any deduction in any insurance moneys paid by the Lessor's insurers made as a result of the faulty repair or maintenance of the demised premises

      (c) To insure and keep insured in the name of the of the Lessee all the plate glass doors in the demised premises against breakage in an insurance office to be nominated by the Lessor from time to time to the full value thereof and to pay all premiums necessary for that purpose and whenever required to produce to the Lessor or its agent the policy or policies of insurance and the receipt for the current year's premium and to cause all moneys received by virtue of such insurance to be forthwith laid out in reinstating the said plate glass windows and doors with plate glass of the same quality and thickness and to make up any deficiency out of the Lessee's own moneys

      (23) Not without the consent in writing of the Lessor first obtained to hold or permit or suffer to be held upon the demised premises any sale by auction public exhibition political meeting show spectacle or gambling Provided always that the Lessee shall be permitted to hold demonstrations meetings and seminars for the hi-tec equipment distributed by them

      (24) Not to keep or permit or suffer to be kept on the demised premises any material of a dangerous combustible explosive radio-active or other similar nature except in accordance with the provisions of any relevant Act or Acts of Parliament for the time being in force and after due notice to the insurers of the demised premises and payment of every increased or extra insurance premium which ought to be paid

      (25) Not to fix to or place upon or permit or suffer to be fixed to or placed upon the demised premises any machinery article or substance which in the opinion of the Lessor may be liable to damage or overload the structural parts or roofs or floors of the buildings included in the demised premises

      (26) Not without the consent in writing of the Lessor first obtained such consent not to be unreasonably withheld to affix or display or permit or suffer to be affixed or displayed to or on the demised premises any sign fascia hoarding poster placard skysign flagpole mast lettering or advertisement whatsoever which shall be visible from outside the demised premises and in default of obtaining such consent the Lessor may enter and remove the same at the cost of the Lessee

      (27) To take all steps necessary to prevent any encroachment upon the demised premises or the acquisition of any new right to light passage drainage or other encroachment over upon or under the demised premises and to give notice to the Lessor of any threatened encroachment or attempt to acquire any such easement

      (28) (a) Not to assign charge or part with or share possession or occupation of or permit any person to occupy a part or parts (as opposed to the whole) of the demised premises

      (b) not (save in the manner hereinafter described) to underlet any part (as opposed to the whole) of the demised premises

      (c) Not to assign charge underlet or part with or share possession or occupation of or permit any person to occupy the whole of the demised premises

            (1) except by an assignment or charge of the whole of the demised premises or by an underlease of the whole of the demised premises which complies with the following subparagraph (2)

            (2) in the case of an underlease

            (i) no fine or premium shall be charged or other valuable consideration taken

            (ii) the rent shall not be less than the open market rack rent of the demised premises at the time it is created or the rent hereby reserved (whichever shall be the greater)

            (iii) the same shall comprise the whole of the demised premises

            (3) without the Lessor's previous written consent (which shall not be unreasonably withheld)

PROVIDED THAT the Lessor may on any assignment of this Lease require that the Lessee shall

            (i) procure that the assignee covenants with the Lessor to pay the rents reserved (including substituted rents) and perform and observe the covenants on the part of the Lessee contained in this Lease and

            (ii) if reasonably required by the Lessor and the assignee is a private limited company procure that not less than two persons whose financial status is acceptable to the Lessor shall covenant with the Lessor (by way of indemnity and not only by way of guarantee) that the said company will pay the said rents (including substituted rents) and perform and observe the said covenants and to indemnify and save harmless the Lessor against all losses damages costs and expenses arising by reason of any default of the said company and such covenant shall further provide in the usual form that any neglect or forbearance of the Lessor shall not release or exonerate such persons and shall further provide for such persons to accept a new lease of the demised premises upon disclaimer of these presents by the said company or on its behalf if so required by the Lessor within six months of such disclaimer (such new lease to be for the residue then unexpired of the term and at the rents payable and subject to the same tenant's covenants and to the same provisos and conditions as those in force immediately before such disclaimer and to be granted at the cost of such persons in exchange for a counterpart duly executed by them)

      (d) Not to underlet part (as opposed to the whole) of the demised premises except by an underlease of a primary sub-lettable portion or a secondary sub-lettable portion subject to the

      Lessor's previous written consent (such consent not to be unreasonably withheld) which underlease complies with the following conditions:

            (i) no fine or premium shall be charged or other valuable consideration taken

            (ii) the rent shall not be less than the open market rack rent of the relevant portion at the time it is created or a rateable proportion of the rent hereby reserved [whichever shall be the greater)

            (iii) the same shall include a right for the underlessee to use adequate lavatory accommodation in the said building and include within an underlease of a primary sub-lettable portion not less than twenty car parking spaces and within an underlease of a secondary sub-lettable portion not less than ten car parking spaces

            (iv) In the case of an underlease of a secondary sub-lettable portion:

                  (A) the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 will not have effect in respect of such underlease and

                  (B) the Lessee shall prior to the written consent being granted as aforesaid produce to the Lessor (meaning the Lessor for the time being of these presents) an authenticated copy of an Order of the Court authorising the agreement between the Lessee and any intended underlessee or between an underlessee and any intended sub-underlessee that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall be excluded in relation to the intended under-letting

            (e) If the Lessor consents to an underletting of the whole of the demised premises or a primary sub-lettable portion or a secondary sub-lettable portion the Lessee shall procure that any permitted immediate or mediate underlease contains:--

                  (l) covenants by the underlessee with the underlessor prohibiting the underlessee from doing or allowing any act or thing on or in relation to the sub-demised premises inconsistent with or in breach of the Lessee's obligations in this Lease

                  (2) provisions for review of rent at the same times as the reviews under this Lease (which the Lessee shall operate and enforce) corresponding as to terms and content with the rent review provisions contained in Clause 5 hereof

                  (3) a condition for re-entry by the underlessor on breach of any covenant by the underlessee and

                  (4) in the case of an underlease of a primary sub-lettable portion or a secondary sub-lettable portion a covenant by the underlessee with the underlessor that the underlessee shall not underlet or part with (save by way of an assignment of the whole) or share possession or occupation of the premises comprised in the underlease or any part thereof

            AND further the Lessee shall enforce performance and observance by every such underlessee of the covenants and conditions in his underlease and not release or waive any such covenants or conditions

            (f) notwithstanding the generality of the foregoing the Lessee (here meaning Micro Business Systems PLC only) shall not be precluded from sharing occupation or permitting any person to occupy a part or parts (as opposed to the whole) of the demised premises with any of its wholly owned subsidiary companies (within the meaning ascribed by section 42 of the Landlord and Tenant Act 1954) for so long as any such company remains a wholly owned subsidiary and such arrangement does not create any relationship of landlord and tenant between the parties

      (29) Within one month of every assignment transfer underlease mortgage or charge of this Lease or other instrument affecting the demised premises or evidencing devolution of the title thereto to give notice thereof in writing with particulars thereof and to produce such instrument to the Lessor's Solicitors and to pay to the Lessor's Solicitors a registration fee of Ten pounds (and value added tax thereon) in respect of each such instrument

      (30) To take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or serve the demised premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein

      (31) Not to discharge or allow to be discharged any solid matters from the demised premises into the drains or sewers which belong to or serve the demised premises nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature of a kind calculated to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river or canal and not to do or permit or allow or suffer to be done or permitted any act or thing whereby the waters of any stream or river or canal may be polluted or the composition thereof so changed as to render the Lessor liable to any action or proceedings by any person whomsoever and to keep the Lessor indemnified in any proceedings that may arise through a breach of this covenant

      (32) To keep the Lessor fully and effectually indemnified at all times and the Lessee hereby indemnifies the Lessor accordingly against all costs claims liabilities actions and expenses (whether alleged or demanded by the owners or occupiers of any adjoining or neighbouring properties or other parties) arising from the use or occupation of the demised premises the existence of any articles in or about the demised premises or the execution of any works upon the demised premises

      (33) Not to install or keep or permit or suffer to be installed or kept on the demised premises any machinery which causes undue noise fumes or vibrations liable to result in nuisance injury or damage to persons or to the demised premises or to adjoining or neighbouring premises

      (34) To keep the demised premises supplied and equipped with all fire fighting and extinguishing appliances as may from time to time be required by law or by the insurers of the demised premises or by the Lessor and also to keep in force regular maintenance contracts for such fire fighting and extinguishing appliances

      (35) To give notice forthwith to the Lessor of any "relevant defect" within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or reenactment thereof in the state of the demised premises and at all times to display and maintain all notices (including the wording thereof) and barriers or screens which the Lessor may from time to time display or erect or require to be displayed or erected at or in the demised premises

      (36) To observe and perform the covenants obligations rights exceptions reservations and other matters contained mentioned or referred to on the Register of H.M. Land Registry Title Number BK162355 and to keep the Lessor fully and effectually indemnified at all times and the Lessee hereby indemnifies the Lessor accordingly against all costs claims liabilities actions and expenses arising from any breach non-observance or non-performance of or non-compliance with any of the aforesaid covenants obligations rights exceptions reservations and other matters and (without prejudice to the generality of the foregoing) arising from any failure to contribute towards the cost of maintaining repairing and renewing the private roadway and the pavements thereof which affords access to the demised premises from Bath Road

4. THE Lessor HEREBY COVENANTS with the Lessee as follows:-

            (a) That the Lessee paying the rents hereby reserved and made payable (including substituted rents) and performing and observing the several covenants conditions and agreements herein contained and on the Lessee's part to be performed and observed shall and may peaceably and quietly hold and enjoy the demised premises during the term without any lawful interruption or disturbance from or by the Lessor or any person claiming under or in trust for the Lessor

            (b) To insure and keep insured in their full reinstatement value from time to time the demised premises and the Lessor's fixtures and fittings lifts boilers plant and machinery therein against loss or damage by fire lightning explosion aircraft storm tempest flood and such other risks as the Lessor in its reasonable discretion shall deem desirable or expedient and three years' rent and architects' surveyors' and engineers' and other professional fees and demolition and clearance expenses in some insurance office of repute or with Lloyds Underwriters (a summary of insured risks and the name of the insurers to be supplied to the Lessee on request) and in case of destruction of or damage to the demised premises or any part thereof from any cause covered by such insurance for the time being as to make the same unfit for occupation and use and provided that the Lessor's insurance shall not have been vitiated or payment thereunder refused in whole or part as a result of any act or default on the part of the Lessee or the Lessee's servants or agents the Lessor will lay out all moneys received in respect of such insurance (other than for loss of rent architects' surveyors' engineers' and other professional fees and demolition and clearance expenses) in rebuilding and reinstating the same as soon as reasonably practicable PROVIDED THAT if any competent authority shall lawfully refuse permission for or otherwise lawfully prevent any rebuilding or reinstatement of the demised premises or any rebuilding or reinstatement shall be otherwise frustrated all relevant insurance moneys (so far as not laid out as aforesaid) shall be receivable by the Lessor for its own use and benefit absolutely

            (c) The Lessor shall during the duration of this Lease hold upon trust for the Lessee all claims rights and remedies and the proceeds of all benefits derived therefrom which the Lessor may have against the Contractor and the Professional Consultants involved in the design and construction of the said building and shall in connection with such trust at the written request and cost of the Lessee institute such proceedings as the Lessee may require for the enforcement of such claims rights and remedies the Lessee providing such indemnity in respect of costs as Lessor may reasonably require

5. PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

      (a) In this Clause:

      "Review date" shall mean every fifth anniversary of the term commencement date

      "Review period" shall mean the period between one review date and the ensuing review date or the end of the term (as the case may be)

      "Current rental value" shall mean the best clear yearly rack rent obtainable on the relevant review date for the demised premises in good and substantial repair and condition and fit for and fitted out and equipped for immediate occupation and use let as a whole without premium upon the open market by a willing landlord to a willing tenant on the assumptions of a letting with vacant possession for a term equal to the original length of the term which letting would be renewed at the expiry of the term thereof under the provisions of the Landlord and Tenant Act 1954 (as amended) on the basis that all covenants and conditions of this Lease have been fully complied with and that no work has been carried out thereon by the Lessee its sub-tenants or their predecessors in title during the term which has diminished the rental value of the demised premises and that if the demised premises have been destroyed or damaged they have been fully restored and upon a lease in the same terms in all respects as these presents (other than that as to the amount of the original rent but including this present clause) as varied from time to time and with the benefit of any licences granted by the Lessor and any waiver or variation beneficial to the Lessee of any of the covenants and conditions contained herein but disregarding:-

      (i) Any effect on rent of the fact that the Lessee has been in occupation of the demised premises or of any goodwill attaching to the demised premises by reason of the Lessee having carried on business on the demised premises and

      (ii) Any effect on rent of any improvement to the demised premises carried out by the Lessee otherwise than in pursuance of an obligation arising under this Lease

      (b) The rent payable in respect of any review period shall be ascertained in the following manner:-

      (i) Either party by notice in writing served upon the other at any time not earlier than six months before a review date may specify a substituted rent in respect of the ensuing review period and in the event of absence of agreement on a different sum under (ii) below or determination of a different sum under (iii) below such sum so specified shall be the substituted rent payable throughout the ensuing review period

      (ii) The parties may agree in writing not later than three months after service of the notice under (i) upon the substituted rent payable throughout the relevant review period

      (iii) The party in receipt of the notice referred to in subclause (i) hereof not later than three months after the service of the notice under
      (i) by counter-notice in writing served upon the party which served the said notice may require the substituted rent to be determined under the following subclauses (c) to (f) (inclusive) of this clause and the sum so determined shall be the substituted rent payable throughout the relevant review period

      (c) The determination of a substituted rent consequent upon the service of a counter-notice under (iii) of the foregoing subclause shall be effected by a referee agreed on by the parties or if not agreed on by them within one month from the nomination in writing of a referee by one party to the other appointed on the application of either party by the President (or some other officer if the President is unable to act) for the time being of the Royal Institution of Chartered Surveyors (or any successor to that Institution)

      (d) The referee agreed upon or appointed under sub-clause (c) shall act as an expert and not as an arbitrator and such referee shall afford each party the opportunity to make such written and (at the option of either party) verbal representations to him as they wish subject to such reasonable time and other limits as he may prescribe and he shall have regard to any such representations but not be bound thereby

      (e) (i) The referee shall notify in writing to the parties such sum as he shall determine to be the current rental value of the demised premises at the relevant review date and (subject to the provisions of sub-clause
      (f) hereof) such sum shall be the substituted rent payable throughout the relevant review period

      (ii) The award of the referee shall also provide for the manner in which the costs of the determination shall be borne and may also provide for the payment of costs by one party to the other and in settling upon such matters the referee may have regard to the contents of any notice served any offers made by either party to the other (whether "without prejudice" or not) and the nature and content of any representations made to him by or on behalf of the parties

      (f) Under no circumstances shall the substituted rent for any review period be less than the rent payable for the period prior to the commencement of such period

      (g) During any period that any substituted rent payable under the preceding sub-clauses of this Clause has not been ascertained the Lessee shall continue to pay rent of the amount previously payable on account of the rent due for such period but within fourteen days of such ascertainment the Lessee shall pay to the

Lessor any difference between the amounts actually paid and the amounts payable as a result of such ascertainment together with interest at 1% less than the prescribed rate upon such sum calculated on a day to day basis from the relevant review date down to the date of actual payment of such sum

      (h) During any period that any substituted rent ascertained under this Clause shall not be recoverable in whole or part by virtue of any statute regulation instrument or order the Lessee shall pay rent at the highest level from time to time recoverable under the restrictions and shall pay the full amount of the substituted rent as soon as the restrictions shall cease to be effective

      (j) If at or following any review date any statute regulation instrument or order shall prevent the exercise of the process of ascertainment of a substituted rent provided for in this Clause neither party shall be able to serve any notice specified in (i) of sub-clause (b) until such prohibition be repealed or so released or modified as to permit such step to be taken and in such event the review date shall be such date not earlier than one month nor later than three months from the date of service of the notice as shall be specified therein

      (k) After the ascertainment of any substituted rent under this Clause a memorandum recording the amount of the same signed by or on behalf of the parties shall forthwith be endorsed on this Lease and the Counterpart thereof (each party being responsible for its own costs) and the Lessee covenants that if and whenever any substituted rent shall be ascertained under this Clause the Lessee with effect from the relevant review date will pay and the payment of the yearly rent at the substituted rate

6. IT IS HEREBY AGREED AND DECLARED as follows:-

      (1) ANY notice request consent or approval under this Lease shall be in writing and for the purpose of service of all notices hereby or by statute authorised to be served the regulations as to service of notices contained in
Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall be deemed to be incorporated herein

      (2) Notwithstanding the acceptance of or demand for rent by the Lessor or its agent with knowledge of a breach of any of the covenants on the Lessee's part herein contained the Lessor's right to forfeit this

Lease on the ground of such breach shall remain in force and the Lessee shall not in any proceedings for forfeiture be entitled to rely upon any such acceptance or demand as aforesaid as a defence

      (3) If the rent hereby reserved or any part thereof shall be in arrear for twenty one days after the same shall become due (whether legally demanded or not) or if there shall be a breach of any of the covenants or agreements on the part of the Lessee or conditions contained in these presents or if the Lessee or any guarantor of any successor in title to the Lessee (meaning here the original lessee hereunder) shall go into liquidation (other than in the case of the Lessee a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or have a winding up order made against it or if a Receiver shall be appointed of its undertaking or if it shall enter into a composition with its creditors have a Receiving Order made against it or be adjudicated a bankrupt or if the Lessee shall suffer any distress or execution to be levied on the demised premises or the contents thereof or shall take the benefit of any Act for the relief of debtors then and in any such case the Lessor or its agents may forthwith (or at any time thereafter) re-enter upon the demised premises or any part thereof in the name of the whole whereupon the term shall absolutely determine without prejudice to any rights of the Lessor in respect of arrears of rent or other subsisting breach of any condition or covenant or agreement on the part of the Lessee

      (4) In case the demised premises or any part thereof shall at any time during the term be so damaged or destroyed by fire or other risk against which the Lessor shall have insured for the time being as to be unfit for occupation and use then (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act or default on the part of the Lessee or the Lessee's servants or agents) the rent first hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall from the date of such damage or destruction be suspended until the demised premises shall again be rendered fit for occupation and use or until the expiration of three years from the date of such destruction or damage (whichever shall be the shorter period) and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Act 1950 or any statutory modification or re-enactment thereof for the time being in force Provided that in the event of the lessor receiving the insurance monies for its own use and benefit in accordance with the Proviso to Clause 4(b) hereof this lease shall automatically determine and the Lessees obligations under this lease shall immediately determine without prejudice to either party's right of action or remedy against the other in respect of any antecedent breach of any of the covenants and conditions herein contained

      (5) The Lessee shall not be or become entitled to any compensation under the provisions of Section 37 of the Landlord and Tenant Act 1954 or any statutory modification or re-enactment thereof unless the conditions set forth in Section 38(2) thereof shall be satisfied in relation to the Lessee claiming compensation

      (6) All rents and other payments whatsoever due from the Lessee under this Lease shall be exclusive of value added tax and the Lessee shall in addition pay the full amount of any value added tax for which the Lessor or other person entitled to such rents or other payments shall be accountable in respect thereof

      IN WITNESS whereof these presents have been executed by the parties hereto the day and year first before written

                        THE SCHEDULE before referred to
                      -----------------------------------
                      (Description of the demised premises)
                     --------------------------------------

All that piece or parcel of land registered at H.M. Land Registry under Title Number BK162355 shortly known as 476 Bath Road Slough Berkshire



THE COMMON SEAL of                 )
HIGGS AND HILL DEVELOPMENTS        )
LIMITED was hereunto affixed       )
in the presence of:-               )

                Director
                Secretary

THE COMMON SEAL of                 )
MICRO BUSINESS SYSTEMS PLC was     )
hereunto affixed                   )
in the presence of:                )


/s/ [ILLEGIBLE]
                Director

/s/ [ILLEGIBLE]
                Secretary